SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2003


                                ROSS SYSTEMS, INC
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                         Commission File Number 0-19092
                         ------------------------------
                            (Commission File Number)

                                   94-2170198
                                   ----------
                      (IRS Employer Identification Number)

                              Two Concourse Parkway
                              ---------------------
                        Suite 800, Atlanta, Georgia 30328
                        ---------------------------------
                    (Address of principal executive offices)

                                  770-351 9600
                                  ------------
              (Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

     The information contained in this Item 9 is being furnished to the Securities and Exchange Commission (the "Commission") pursuant to Item 12 of Form 8-K, "Disclosure of Results of Operations and Financial Condition," as directed by the Commission in Release No. 34-47583.

     On May 9, 2003, Ross Systems, Inc (the "Company") issued a press release containing information about the Company's financial condition or results of operations for the quarterly period ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     Due to a computational error, the Company cited incorrect amounts for certain earnings per share data as follows:

                           Net earnings per common share - basic

                  For the three months ended         For the nine months ended
                March 31, 2003  March 31, 2002   March 31, 2003   March 31, 2002
As reported         $0.28           $0.16            $1.09            $0.54
As corrected        $0.27           $0.15            $1.05            $0.49


                          Net earnings per common share - diluted

                  For the three months ended         For the nine months ended
                March 31, 2003  March 31, 2002   March 31, 2003   March 31, 2002
As reported         $0.22           $0.13            $0.87            $0.44
As corrected        $0.22           $0.13            $0.87            $0.45


There is no change in the amount of earnings for any period presented. This data has been correctly reported in both the Company's Form 10-Q filed May 14, 2003, and in the "Condensed Consolidated Statement of Operations" contained in Exhibit
99.1 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2003.




                                      By:  /s/  Verome M. Johnston
                                           -----------------------
                                           Verome M. Johnston
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number and Description
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99.1 Press Release issued May 9, 2003